Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Cris Wasiak
Chief Financial Officer
630-577-9688
Calamos Asset Management, Inc. Reports Second Quarter 2009
Results and Declares Dividend
          NAPERVILLE, Ill., July 28, 2009 — Calamos Asset Management, Inc. (NASDAQ: CLMS) today reported results for the second quarter of 2009. The unaudited financial results summarized below are first presented in accordance with GAAP followed by a discussion of these results on an as-adjusted basis, which excludes the impact of certain one-time income tax expenses. Management considers the exclusion of certain one-time items to provide a more relevant comparison of the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2009	2008	2009	2008
Revenues	$67,079	$112,238	$126,648	$222,931
Operating expenses	$45,695	$63,127	$92,074	$129,391
Operating income	$21,384	$49,111	$34,574	$93,540
Operating margin	31.9%	43.8%	27.3%	42.0%

Net income attributable to Calamos Asset Management, Inc.	$1,787	$1,896	$5,139	$2,345
Diluted earnings per share	$0.09	$0.09	$0.26	$0.11
          Additionally, the Company declared a regular quarterly dividend of 5.5 cents per share payable on August 26, 2009 to shareholders of record on August 11, 2009.
Management Commentary
          “The broad market recovery in the second quarter was one of several signs that investor confidence in the financial markets is returning, as well as their appetite for risk. As investors return to the market and the previously frozen financial system thaws, we have begun to see an encouraging turnaround in asset flows. We attribute the turnaround in flows to continued outperformance by our investment strategies compared to the broader markets throughout 2009 as well as to our focus on both institutional and fund distribution efforts,” said John P. Calamos, Sr. chairman, chief executive officer and co-chief investment officer.
Mutual Funds
          “We participated firsthand in the thawing of the capital markets by refinancing the auction rate preferred securities used by our closed-end funds. We are proud that during the quarter we arranged the final tranche of the $2.3 billion in total financing necessary to redeem 100 percent of these securities. A complete refinancing of this size has not been matched by any other issuer to date. We are pleased to provide liquidity to our preferred shareholders in a manner that is in the best interest of all shareholders of these funds.”
“Recently we announced plans to discontinue sales of Class B mutual fund shares, as well as the closing of our Government Money Market Fund. These decisions are an extension of our cost containment measures that included rationalizing our investment strategies and product offerings. To further enhance our international distribution efforts, we are opening an office in London to support both our UCITs fund platform and our institutional clients overseas. We believe that these actions will provide us the ability to further leverage our resources and core competencies.”
Institutional Strategies
          “Institutional investors’ interest in our global, defensive equity and convertible strategies remains high, and we are excited about the pipeline of opportunities in the final stages. We are focused on growing our institutional, retirement and offshore distribution capabilities and are pleased with the results thus far in 2009. We remain optimistic that our distribution efforts will help increase the Company’s visibility and strengthen asset flows.”
Financial Recap
          “The financial results for the second quarter of 2009 were built on the groundwork that the Company laid in late 2008 and the first quarter of 2009. Our cost containment initiatives have led to an improving operating margin in 2009 but have not diminished our ability to deliver superior risk-adjusted long-term investment performance and exceptional client service. Although current earnings reflected a non-operating loss for the past quarter, we manage the corporate balance sheet holistically and are pleased that our corporate investment portfolio generated a positive return for the quarter and the first six months of 2009. In the current market environment, we continue to view the use of hedging instruments as an appropriate risk management component of our corporate portfolio.”
          “While recessionary influences are still very much with us and uncertain economic and political times lie ahead, we believe wealth creation opportunities exist on a highly selective basis and are committed to positioning both our products and our Company to take advantage of these unique opportunities,” Calamos concluded.
Assets Under Management
          Assets under management as of June 30, 2009 were $27.0 billion, representing an increase of 15 percent from the previous quarter end. This increase of $3.6 billion was comprised of $3.5 billion in market appreciation and net sales of $0.1 billion. Average assets under management were $25.9 billion during the second quarter of 2009, compared to $42.9 billion for the same period one year ago.
          Assets under management as of June 30, 2009 increased 12 percent on a year to date basis to $27.0 billion. The increase in assets under management of $3.0 billion was comprised of $3.3 billion in market appreciation partially offset by net redemptions of $0.3 billion. Average assets under management were $24.5 billion for the first half of 2009, compared to $42.5 billion for the same period one year ago.
2009 Financial Results
          When evaluating the Company’s operations, management adjusts results to exclude the effect of one-time items, as presented in Table C. As these items are not expected to recur, management believes that excluding them provides a better comparison of the Company’s performance for the periods presented. The following comparisons are presented on an as-adjusted basis, where appropriate.

          Second quarter revenues were $67.1 million, an increase of 13 percent from the first quarter of 2009 and a 40 percent decrease from $112.2 million in the second quarter of 2008. The year-over-year variance was driven mostly by a 40 percent decrease in average assets under management. For the three months ended June 30, 2009, operating expenses were $45.7 million, a decrease of $17.4 million, or 28 percent, from $63.1 million in the same period in 2008.
          Operating expenses during the quarter declined from the prior-year period mainly as a result of lower assets under management and our decisions to discontinue Class B share mutual fund sales and to reduce staffing levels. With the decrease in mutual fund assets under management, distribution expense decreased by $10.6 million during the current quarter when compared to the same quarter a year ago. Amortization of deferred sales commissions decreased by $3.4 million, or 57 percent, in the second quarter of 2009 when compared to the prior-year period reflecting a change in estimated remaining life of the deferred sales commission asset. Compensation expense declined by $2.6 million from the same quarter a year ago mostly due to the decrease in staffing levels.
          Operating income was $21.4 million for the second quarter of 2009 versus $13.2 million for the first quarter of 2009 and $49.1 million for second quarter of 2008. Operating margin was 31.9 percent for the current quarter, up from 22.1 percent in the previous quarter and down from 43.8 percent in the year-earlier period. The significant improvement in the second quarter 2009 operating results is attributable to the recovery of assets under management together with our commitment to leveraging our operating expense structure. Overall diluted earnings per share for the second quarter of 2009 were $0.09 versus adjusted results of $0.43 for the same period a year ago.
          Revenues for the first half of 2009 were $126.6 million, a 43 percent decrease from $222.9 million in the first half of 2008, resulting mostly from a 42 percent decrease in average assets under management. For the six months ended June 30, 2009, operating expenses were $92.1 million, a 29 percent decrease from $129.4 million in 2008 due primarily to the same factors driving the current quarter’s variances explained above. Operating income was $34.6 million versus $93.5 million for 2008. Operating margin was 27.3 percent compared with 42.0 percent for the year-earlier period. Diluted earnings per share were $0.26 in the first half of 2009 compared to adjusted results of $0.45 for 2008.
Non-Operating Results
          Non-operating loss, net of non-controlling interest in partnerships was $8.1 million during the second quarter of 2009 compared to a gain of $17.1 million in the prior-year period as presented in Table A. For the six months ended June 30, 2009, non-operating income, net of non-controlling interest in partnerships was $4.2 million compared to a loss of $24.5 million in 2008.
          Net interest expense of $3.5 million was $11.4 million lower than the first half of 2008 due to the Company’s decision to reduce its long-term indebtedness during the fourth quarter of 2008.
          Investment income (loss) as presented in our non-operating income (loss) does not reflect the total return on our investment portfolio as the unrealized gains (losses) on certain securities are recorded in accumulated other comprehensive income within stockholders’ equity until realized. For the three and six months ended June 30, 2009, the total return from our investment portfolio as presented in Table B was $9.6 and $21.3 million, respectively with $6.4 million in losses and $7.5 million in gains presented as a component of non-operating income (loss) in current earnings. The portion of investment income (loss) presented in 2009 quarterly earnings principally reflects net results from hedging instruments.
Investor Conference Call
          Management will hold an investor conference call at 4 p.m. Central time on Tuesday, July 28. To access the live call and view management’s presentation, visit the Investor Relations section of the Company’s website at http://investors.calamos.com. Alternatively, participants may listen to the live call by dialing 888-529-1786 (706-634-9500 outside the U.S.), then entering conference ID number 19472087. A replay of the call will be available until the end of the day on August 4th by dialing 800-642-1687 (706-645-9291 outside the U.S.), then entering conference ID number 19472087. A webcast also will be available on the Investor Relations section of our website at http://investors.calamos.com for 90 days following the date of the call.
          Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, fixed income, convertible and alternative investment strategies, among others. The Company serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
          From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the Company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Calamos Asset Management, Inc.
Consolidated Condensed Statements of Operations
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues:
Investment management fees	$47,493	$78,449	$89,494	$155,723
Distribution and underwriting fees	18,988	32,818	36,016	65,288
Other	598	971	1,138	1,920

Total revenues	67,079	112,238	126,648	222,931
Expenses:
Employee compensation and benefits	17,378	19,994	35,469	43,454
Distribution and underwriting expense	14,282	24,875	26,760	49,033
Amortization of deferred sales commissions	2,562	5,966	7,216	12,086
Marketing and sales promotion	2,940	3,035	5,462	6,071
General and administrative	8,533	9,257	17,167	18,747

Total operating expenses	45,695	63,127	92,074	129,391

Operating income	21,384	49,111	34,574	93,540
Non-operating income (loss)	(7,927)	16,287	4,357	(37,741)

Income before income taxes	13,457	65,398	38,931	55,799
Income taxes	1,010	11,835	3,426	12,138

Net income	12,447	53,563	35,505	43,661
Net income attributable to non-controlling interest in Calamos Holdings LLC	(10,502)	(52,477)	(30,177)	(54,585)
Net (income) loss attributable to non-controlling interest in partnerships	(158)	810	(189)	13,269

Net income attributable to Calamos Asset Management, Inc.	$1,787	$1,896	$5,139	$2,345

Earnings per share
Basic	$0.09	$0.10	$0.26	$0.12

Diluted (1)	$0.09	$0.09	$0.26	$0.11

Weighted average shares outstanding
Basic	19,621,137	19,742,736	19,614,075	20,039,887

Diluted (1)	19,990,070	97,051,708	19,873,806	97,331,973

(1)	Diluted earnings per share is calculated (a) assuming Calamos Family Partners, Inc. (CFP) and John P. Calamos, Sr. exchanged all of their ownership interest in Calamos Holdings LLC for, and CFP converted all outstanding shares of Calamos Asset Management, Inc.’s Class B common stock into, shares of Calamos Asset Management, Inc’s Class A common stock (collectively, the Exchange) and (b) including the effect of outstanding dilutive equity incentive compensation awards.

Effective March 1, 2009, the Company amended its certificate of incorporation requiring that the Exchange be based on a fair value approach (details of the amendments are set forth in the Company’s Schedule 14C filed with the Securities and Exchange Commission on January 12, 2009). The amendment results in the same or fewer shares of Class A common stock being issued at the time of the Exchange and, as a result, the effects of the Exchange would be anti-dilutive.

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Mutual Funds
Beginning assets under management	$17,089	$30,658	$17,498	$34,835
Net purchases (redemptions)	264	(282)	74	(732)
Market appreciation (depreciation)	2,650	317	2,431	(3,410)

Ending assets under management	20,003	30,693	20,003	30,693

Average assets under management	19,034	32,114	17,928	31,758

Separate Accounts
Beginning assets under management	6,380	10,248	6,542	11,373
Net purchases (redemptions)	(167)	83	(408)	189
Market appreciation (depreciation)	816	186	895	(1,045)

Ending assets under management	7,029	10,517	7,029	10,517

Average assets under management	6,866	10,834	6,609	10,728

Total Assets Under Management
Beginning assets under management	23,469	40,906	24,040	46,208
Net purchases (redemptions)	97	(199)	(334)	(543)
Market appreciation (depreciation)	3,466	503	3,326	(4,455)

Ending assets under management	27,032	41,210	27,032	41,210

Average assets under management	$25,900	$42,948	$24,537	$42,486

	At June 30,		Change
	2009	2008	Amount	Percent

Mutual Funds
Open-end funds	$15,702	$24,005	$(8,303)	(35)%
Closed-end funds	4,301	6,688	(2,387)	(36)

Total mutual funds	20,003	30,693	(10,690)	(35)
Separate Accounts
Institutional accounts	3,898	5,285	(1,387)	(26)
Managed accounts	3,131	5,232	(2,101)	(40)

Total separate accounts	7,029	10,517	(3,488)	(33)

Ending assets under management	$27,032	$41,210	$(14,178)	(34)%

	At June 30,		Change
	2009	2008	Amount	Percent

Assets by Strategy
Equity	$10,243	$19,743	$(9,500)	(48)%
Balanced	7,630	12,134	(4,504)	(37)
Convertible	5,694	4,873	821	17
High Yield	2,044	2,632	(588)	(22)
Alternative	1,240	1,628	(388)	(24)
Fixed Income	181	200	(19)	(10)

Ending assets under management	$27,032	$41,210	$(14,178)	(34)%

Table A
Calamos Asset Management, Inc.
Non-Operating Income (Loss), Net of Non-controlling Interest in Partnerships
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest income	$216	$494	$380	$1,341
Interest expense	(1,950)	(8,162)	(3,900)	(16,263)

Net interest expense	(1,734)	(7,668)	(3,520)	(14,922)

Investment income (loss)	(6,367)	23,717	7,512	(23,308)
Miscellaneous other income	174	238	365	489

Investment and other income (loss)	(6,193)	23,955	7,877	(22,819)

Non-operating income (loss)	(7,927)	16,287	4,357	(37,741)

Net (income) loss attributable to non-controlling interest in partnerships	(158)	810	(189)	13,269

Non-operating income (loss), net of non-controlling interest in partnerships	$(8,085)	$17,097	$4,168	$(24,472)

Table B
Calamos Asset Management, Inc.
Summary of Investment Portfolio Results
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Investment income (loss)	$(6,367)	$23,717	$7,512	$(23,308)

Net unrealized gain (loss) reported in accumulated other comprehensive income	16,099	(25,620)	13,990	(64,836)

Net (income) loss attributable to non-controlling interest in partnerships	(158)	810	(189)	13,269

Total investment portfolio results	$9,574	$(1,093)	$21,313	$(74,875)

Table C
Calamos Asset Management, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
          This earnings release announcing results of operations for the three and six months ended June 30, 2009 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:
•	Net income, as adjusted

•	Diluted earnings per share, as adjusted
          In evaluating operating performance, management considers net income attributable to Calamos Asset Management, Inc. (CAM) and diluted earnings per share, each calculated in accordance with GAAP, as well as each item on an as-adjusted basis, which constitutes non-GAAP financial measures. Items presented on an as-adjusted basis exclude the impact of the revaluation of the net deferred tax asset in the second quarter of 2008. As these items are not expected to recur, management believes that excluding these items better enables it to evaluate the Company’s performance relative to prior periods. Management considers these non-GAAP financial measures when evaluating the Company’s performance and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s results for the periods compared.
          The following table provides a reconciliation of non-GAAP financial measures from their most directly comparable financial measures under GAAP for the three and six months ended June 30, 2009 and 2008 (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net income attributable to CAM	$1,787	$1,896	$5,139	$2,345
Net deferred tax asset revaluation	—	6,771	—	6,771

Net income, as adjusted	$1,787	$8,667	$5,139	$9,116

Diluted earnings per share	$0.09	$0.09	$0.26	$0.11
Net deferred tax asset revaluation	—	0.34	—	0.34

Diluted earnings per share, as adjusted	$0.09	$0.43	$0.26	$0.45

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